UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Liquidmetal Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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30452 Esperanza
Rancho Santa Margarita, California  92688
________________________________

NOTICE OF
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 2, 2011
_________________________________

To the Stockholders of Liquidmetal Technologies, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Liquidmetal Technologies, Inc., which will be held at the Ayres Hotel & Spa, 28951 Los Alisos Boulevard, Mission Viejo, California, on Wednesday, November 2, 2011, at 9:00 a.m., local time, for the following purposes:

1.
To elect Ricardo Salas and Scott Gillis as Series A Directors, Abdi Mahamedi and Mark Hansen as Common Directors and Thomas Steipp as a General Director, to serve one-year terms and until their successors are duly elected and qualified or until their earlier resignation or removal; and

2.	To transact any other business as may properly come before the annual meeting.

Stockholders of record at the close of business on September 6, 2011, will be entitled to vote at the annual meeting.  Information relating to the matters to be considered and voted on at the annual meeting is set forth in the proxy statement accompanying this notice.  We are also enclosing a copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 with the proxy statement that accompanies this notice of meeting. The Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 contains consolidated financial statements and other information of interest to you.

YOUR VOTE IS VERY IMPORTANT.  Please read the proxy statement and vote your shares as soon as possible.  Our board of directors recommends a vote “FOR” each of the nominees for director named in the proxy statement.  To ensure your representation at the annual meeting, please complete, date, sign, and return the enclosed proxy card or submit your vote via telephone or the Internet by following the instructions on the enclosed proxy card, even if you plan to attend the annual meeting.

By Order of the Board of Directors,

/s/ Thomas Steipp

Thomas Steipp
President and Chief Executive Officer
September 21, 2011

30452 ESPERANZA
RANCHO SANTA MARGARITA, CALIFORNIA  92688
___________________

PROXY STATEMENT
FOR
2011 ANNUAL MEETING OF STOCKHOLDERS
___________________________________

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Liquidmetal Technologies, Inc. (“Liquidmetal,” the “Company,” we,” “us” or “our”)  for the annual meeting of stockholders (the “Annual Meeting”) to be held at the Ayres Hotel & Spa, 28951 Los Alisos Boulevard, Mission Viejo, California, on Wednesday, November 2, 2011, at 9:00 a.m., local time, or any adjournment or postponement of the Annual Meeting.  A copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 (the “2010 Annual Report”) is enclosed with this proxy statement.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On September 23, 2011, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the
2011 Annual Meeting of Stockholders to be Held on November 2, 2011:

This proxy statement and our 2010 Annual Report are available for viewing, printing and downloading at www.materials.proxyvote.com/53634x.

You can also find this proxy statement and our 2010 Annual Report on the Internet through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our 2010 Annual Report, as filed with the Securities and Exchange Commission (which we sometimes refer to herein as the Commission) without charge as provided in the Notice or upon written request to Liquidmetal Technologies, Inc., Attention: Investor Relations at 30452 Esperanza, Rancho Santa Margarita, California  92688. We will provide the 2010 Annual Report without exhibits unless you specify in writing that you are requesting copies of the exhibits.

Certain documents referenced in this proxy statement are available on our website at www.liquidmetal.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

VOTING RIGHTS AND SOLICITATION

Voting Your Shares and Revocation of Proxies

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy.

The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of stock in “street name”, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. eastern time on November 1, 2011. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Your vote is very important.  You should submit your proxy even if you plan to attend the Annual Meeting.

All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly submitted proxies received before the polls are closed at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the Annual Meeting.

A proxy may be revoked and your vote changed in advance of the Annual Meeting. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the vote is taken at the Annual Meeting by doing any one of the following:

•	filing with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote;

•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for voting by telephone; or

•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Liquidmetal Technologies, Inc., Attention: Secretary at 30452 Esperanza, Rancho Santa Margarita, California  92688. If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke a previously given proxy.

If a proxy card does not specify how the proxy is to be voted, the shares represented by the proxy will be voted “FOR” each of the nominees for director.

The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. Our board of directors does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

Attendance at the Annual Meeting

Only our stockholders as of the record date for the Annual Meeting, their proxy holders, and guests we may invite may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, bank or other nominee, you must bring proof of your ownership and photo identification to the Annual Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of our stock as of the record date as acceptable proof of ownership. You must also contact your broker, bank or other nominee and follow their instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker, bank or other nominee.

Stockholders Entitled to Vote and Number of Votes

The record date for the annual meeting is September 6, 2011.  Only stockholders of record as of the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.  As of the record date, we had 133,231,414 shares of common stock, 262,925 shares of Series A-1 Preferred Stock and 1,062,653 shares of Series A-2 Preferred Stock, outstanding and entitled to vote at the annual meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Each share of common stock is entitled to one vote on all proposals at the Annual Meeting. With respect to the election of Series A Directors (as described below under PROPOSAL 1 – ELECTION OF DIRECTORS), each share of Series A-1 Preferred Stock and Series A-2 Preferred Stock is entitled to one vote.  With respect to the election of a General Director (as described below under PROPOSAL 1 – ELECTION OF DIRECTORS) or any other proposal to properly come before the Annual Meeting, each share of Series A-1 Preferred Stock is entitled to 50.0 votes and each share of Series A-2 Preferred Stock is entitled to 22.7 votes.

Quorum and Votes Required

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.  Our bylaws provide that the holders of a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting must be present or represented by proxy in order to constitute a quorum for the transaction of any business.  Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present.  If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, the shares cannot be voted by the broker (a “broker non-vote”), although they will be counted in determining whether a quorum is present.  Brokers or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner.  With respect to the proposal regarding the election of our directors, neither broker non-votes nor abstentions are included in the tabulation of the voting results.

Pursuant to our bylaws and Delaware law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote in the election.  Shares of common stock are not entitled to vote for Series A Directors and shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock are not entitled to vote for Common Directors.

Accordingly:

•
the two nominees for Series A Director receiving the highest number of affirmative votes of the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, present or represented at the Annual Meeting will be elected as Series A Directors;

•
the two nominees for Common Director receiving the highest number of affirmative votes of the shares of common stock present or represented at the Annual Meeting will be elected as Common Directors; and

•
the nominee for General Director receiving the highest number of affirmative votes of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class (with shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock voting on an as converted to common stock basis), present or represented at the Annual Meeting will be elected as the General Director.

In order to be approved, any other matter to properly come before the Annual Meeting will require the affirmative vote of a majority of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class (with the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock voting on an as converted to common stock basis), present or represented at the meeting and entitled to vote on the subject matter.

Solicitation of Proxies

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.  Proxies solicited by this proxy statement will be returned to our Secretary and will be tabulated by an inspector of elections designated by our board of directors who will not be employed by us.

We will bear the entire cost of solicitation of proxies by mail on behalf of the board of directors.  Proxies also may be solicited by personal interview or by telephone by our directors, officers, and other employees without additional compensation.  We also have made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials for shares held of record to the beneficial owners of such shares.  We will reimburse such record holders for their reasonable out-of-pocket expenses.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected, each to serve a one-year term expiring at the following annual meeting after their election or until a successor is elected and qualified.  Pursuant to our Certificate of Incorporation, including the Amended And Restated Certificate Of Designations, Preferences and Rights with respect to our outstanding Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively, our “Series A Preferred Stock”), our board of directors consists of five members, of which two directors are elected by a class vote of the outstanding shares of Series A Preferred Stock (the “Series A Directors”), two directors are elected by a class vote of the outstanding shares of common stock (the “Common Directors”), and the fifth director is elected by the holders of our common stock and Series A Preferred Stock voting together as a single class, with the holders of our Series A Preferred Stock voting on an as converted to common stock basis (the “General Director”).

Our board of directors has nominated for election Ricardo Salas and Scott Gillis to serve as Series A Directors, Abdi Mahamedi and Mark Hansen to serve as Common Directors, and Thomas Steipp to serve as General Director. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve.  In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons designated as proxies will vote for any nominee who is designated by our current board of directors to fill the vacancy.

For each person nominated to become a director there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he or she serves, or has during the past five years served, as a director and his or her age and length of service as one of our directors.  In addition, for each person nominated to become a director, there follows information regarding the specific experience, qualifications, attributes or skills that led to the conclusion of our board of directors that the person should serve as a director.  There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Our board of directors recommends the following nominees for election as directors and urges each stockholder to vote "FOR" the nominees.

Nominees for Series A Director

Name	Age	Principal Occupation and Other Information

Ricardo Salas	47
Ricardo Salas began serving as our Executive Vice President in December 2008 and began serving on our board of directors in October 2010.  He previously served as our Chief Executive Officer and President from December 2005 through October 2006 and from October 2006 to December 2008, he served as an independent consultant to the Company.  Mr. Salas also served on our board of directors from April 1995 to May 2003.  From January 2000 through June 2005, Mr. Salas served as Chief Executive Officer of iLIANT Corporation, an information technology and outsourcing service firm in the health care industry.  He currently serves as a director of CyberDefender Corporation which provides Internet security technology and remote PC repair services to the consumer and small business market, MED3000 Group, Inc., a national provider of healthcare management and technology services, and VillageEDOCS, a technology company providing software-as-a-service to financial services, healthcare and various other industries.  Mr. Salas received a B.A. degree in Economics from Harvard College in 1986.  Our board of directors believes that Mr. Salas’ experience and background make him a qualified and valuable member of the our board of directors.  In addition to Mr. Salas’s prior experience as our director and executive officer, he has extensive knowledge working with technology-based companies.  His background working with investors, leading acquisition activities and negotiating transactions make him a valuable resource for our Company.

Scott Gillis	58
Scott Gillis began serving on our board of directors and as chairman of the audit committee and a member of the compensation committee and nominating and corporate governance committee of our board of directors in August 2011.  Mr. Gillis currently serves as Senior Vice President, Finance, of SunAmerica Financial Group, which specializes in retirement savings and investment products and services.  Mr. Gillis also serves as Senior Vice President and Chief Financial Officer and is on the board of directors of subsidiaries of Sun America Financial Group including Western National Life Insurance Company, Variable Annuity Life Insurance Company, SunAmerica Life Insurance Company, SunAmerica Annuity and Life Insurance Company, and First SunAmerica Life Insurance Company.  Mr. Gillis began his career at SunAmerica as Director of Audit.  From 1989 to 1995 he served as Vice President and Controller of the SunAmerica Life Companies. He was promoted to Senior Vice President and Controller in 1996, elected a director in 2000, and then CFO in 2003.  He was elected Vice President of SunAmerica Inc. in 1998, made Controller in 2000, promoted to Senior Vice President in 2001 and named CFO in 2004.  In 2011, he was named a Senior Vice President of SunAmerica Financial Group.  Our board of directors believes that Mr. Gillis’ experience and background make him a qualified and valuable member of our board of directors.  In particular, Mr. Gillis’ background working in multi-million dollar companies in the financial industry and experience in the financial sector make him a valuable resource for the Company.  In addition, our board of directors believes that his extensive experience with financial reporting and financial statements will make him a valuable member of the audit committee of our board of directors.

Nominees for Common Director

Abdi Mahamedi	49	Abdi Mahamedi has served as a director since May 2009 and became Chairman of the Board in March 2010. Since 1987, Mr. Mahamedi has served as the President and Chief Executive Officer of Carlyle Development Group of Companies (“CDG”), which develops and manages residential and commercial properties in the United States on behalf of investors worldwide. At CDG, Mr. Mahamedi evaluates and supervises all of the investment activities and management personnel. Prior to joining CDG, Mr. Mahamedi founded Emanuel Land Company, a subsidiary of Emanuel & Company, a Wall Street investment banking firm, and served as a managing director for Emanuel Land Company from 1986 to 1987. In 1983, Mr. Mahamedi received his B.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania, and in 1984 he received his M.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania. Our board of directors believes that Mr. Mahamedi experience and background make him a qualified and valuable member of our board of directors. In particular, his knowledge in working with global investment companies and leading acquisition activities makes him a valuable resource for our Company.

Mark Hansen	56
Mark Hansen began serving on our board of directors in February 2011 and has been the chairman of the compensation committee and nominating and corporate governance committee and a member of the audit committee of our board of directors since August 2011.  Mr. Hansen brings thirty plus years of executive management experience serving consumers through retail, foodservice and consumer package goods venues.  Mr. Hansen has been with Cobalt Development Partners, LLC since 2003 and is presently the Managing Partner.  The firm focuses on the development of emerging consumer and intellectual property companies.  From June 1997 to September 1998, Mr. Hansen served as the President and CEO of SAM’s Club, which generated $23 billion in revenue with 75,000 employees and from November 1989 to June 1997, the President and CEO of PETsMART, the country’s largest retailer of pet supplies and services.  Mr. Hansen’s previous and present board of director positions include Applebee’s Restaurants, Amazon.com, Swander Pace Capital, PetfoodDirect.com and Arizona State University Business School Dean’s Counsel.  Mr. Hansen received his Bachelor’s Degree in Fine Arts from Roosevelt University in 1976.  Our board of directors believes that Mr. Hansen’s experience and background make him a qualified and valuable member of our board of directors.  In particular, Mr. Hansen’s background working with multi-million dollar corporations and other experience in the service sector including pharmacy, optical, veterinary hospitals and small business service centers make him a valuable resource for the Company.

Nominee for General Director

Thomas Steipp	62
Thomas Steipp was elected by our board of directors to serve as our President and Chief Executive Officer in August 2010 and was also elected to our board of directors in August 2010.  Mr. Steipp previously served in various roles at Symmetricom, Inc., a publicly traded provider of products for communications infrastructure and systems.  Mr. Steipp served as Symmetricom’s Chief Executive Officer from December 1998 to June 2009, Chief Financial Officer from December 1998 to October 1999, and President and Chief Operating Officer of Telecom Solutions, a division of Symmetricom, from March 1998 to December 1998.  Mr. Steipp also served on Symmetricom’s Board of Directors from 1998 to 2009.  During his employment with Symmetricom, Mr. Steipp worked to transform the company from a technology holding company into a telecommunications hardware focused company, served as the company’s spokesman in working with investors, implemented a new business model, worked to reduce operating expenses, and led acquisition activities.  Mr. Steipp has also served on the board of directors of Alpha and Omega Semiconductors Limited, a publicly traded designer, developer and global supplier of a broad range of power semiconductors, since November 2006.  Mr. Steipp received his B.S. in electrical engineering from the Air Force Academy and M.S. in industrial administration from Purdue University.  Our board of directors believes that Mr. Steipp’s experience and background make him a qualified and valuable member of our board of directors.  In particular, Mr. Steipp’s experience and background in working with publicly traded, technology-based industrial products companies, recruiting executives, working with investors, implementing new business models, and leading acquisition activities make him a valuable resource for the Company.

BOARD OF DIRECTORS

Board Meetings and Director Independence

During 2010, our board of directors held 13 meetings. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served during 2010.  In addition, the independent directors met in executive session periodically in 2010.

We have not established a policy with regard to the attendance of board members at annual stockholders meetings.

Our board of directors presently has five members, and biographical information regarding these directors (all of whom are director nominees) is set forth above under the caption “PROPOSAL 1: ELECTION OF DIRECTORS.”  Our board of directors has determined that two of its current members, Mr. Hansen and Mr. Gillis, are “independent directors” as defined under the rules of the NASDAQ Stock Market, Inc. and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934.

Board Committees

The board of directors has established the following standing committees whose responsibilities are summarized as follows:

Compensation Committee.  Mr. Hansen serves as chairman and Mr. Gillis serves as a member of the Compensation Committee and each is an “independent director,” as defined by the rules of the NASDAQ Stock Market, Inc. applicable to members of a compensation committee.  During 2010, the sole member of the Compensation Committee was our former director, Robert Biehl, who also was an “independent director,” as defined by such rules.  Mr. Biehl resigned from our board of directors as of August 3, 2011.  The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits.  The Compensation Committee also administers our equity incentive plans.

During 2010, the Compensation Committee held one meeting. The Compensation Committee is governed by a written charter approved by the board of directors.  A copy of the Compensation Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

The Compensation Committee works with the Chairman of the Board and Chief Executive Officer and reviews and approves compensation decisions regarding senior management including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors.    The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.

Corporate Governance and Nominating Committee. Mr. Hansen serves as chairman and Mr. Gillis serves as a member of the Corporate Governance and Nominating Committee (the “Governance Committee”) and each is an “independent director,” as defined by the rules of the NASDAQ Stock Market, Inc.  During 2010, the sole member of the Governance Committee was our former director, Robert Biehl, who was also an “independent director,” as defined by such rules. Mr. Biehl resigned from our board of directors as of August 3, 2011. The Governance Committee is generally responsible recommending to our full board of directors policies, procedures, and practices designed to help ensure that our corporate governance policies, procedures, and practices continue to assist the board and our management in effectively and efficiently promoting the best interests of our stockholders. The Governance Committee is also responsible for selecting and recommending for approval by our board of directors and our stockholders a slate of director nominees for election at each of our annual meetings of stockholders, and otherwise for determining the board committee members and chairmen, subject to board ratification, as well as recommending to the board director nominees to fill vacancies or new positions on the board or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law.

The Governance Committee’s principal functions include:

•	developing and maintaining our corporate governance policy guidelines;

•	developing and maintaining our codes of conduct and ethics;

•	overseeing the interpretation and enforcement of our Code of Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers;

•	evaluating the performance of our board, its committees, and committee chairmen and our directors; and

•
selecting and recommending a slate of director nominees for election at each of our annual meeting of the stockholders and recommending to the board director nominees to fill vacancies or new positions on the board or its committees that may occur from time to time.

During 2010, the Governance Committee did not hold any formal meetings. Rather, because the membership of the Governance Committee consisted solely of Mr. Biehl, Mr. Biehl performed the functions of the Governance Committee. The Governance Committee is governed by a written charter approved by our board of directors.  A copy of the Governance Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

In identifying potential independent board candidates with significant senior-level professional experience, the Governance Committee solicits candidates from the board, senior management and others and may engage a search firm in the process.  The Governance Committee reviews and narrows the list of candidates and interviews potential nominees.  The final candidate is also introduced and interviewed by the board of directors and the Lead Director if one has been appointed.

In general, in considering whether to recommend any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, the Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of our stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our board of directors. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our Governance Committee at the following address: Liquidmetal Technologies, Inc., Attention: Investor Relations at 30452 Esperanza, Rancho Santa Margarita, California 92688. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Audit Committee.  Mr. Gillis serves as the chairman and Mr. Hansen serves as a member of the Audit Committee. Mr. Gillis is an “independent director,” and an “audit committee financial expert” as defined by the rules of the NASDAQ Stock Market, Inc. and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934 applicable to members of an audit committee.  During 2010, the sole member of the Audit Committee was our former director, Robert Biehl.  Mr. Biehl resigned from our board of directors as of August 3, 2011.  The Audit Committee is appointed by our board of directors to assist our board of directors in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors.

The Audit Committee principal functions include:

•
reviewing our annual audited financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our financial statements;

•
reviewing our quarterly financial statements with management and our independent auditor prior to the filing of our Forms 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

•	recommending to the Board the appointment of, and continued evaluation of the performance of, our independent auditor;

•	approving the fees to be paid to our independent auditor for audit services and approving the retention of our independent auditor for non-audit services and all fees for such services;

•	reviewing periodic reports from our independent auditor regarding our auditor’s independence, including discussion of such reports with the auditor;

•	reviewing significant reports to management prepared by our internal auditing department and management’s responses;

•	reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures; and

•
reviewing with our management and legal counsel legal matters that may have a material impact on our financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

During 2010, the Audit Committee met two times.  The Audit Committee is governed by a written charter approved by our board of directors.  A copy of the Audit Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

Code of Ethics

We have adopted a written Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers that applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.liquidmetal.com in the “Investors” section of the website. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers.

Leadership and Risk Oversight

Our board of directors has determined that having a separate Chairman of the Board and Chief Executive Officer is in the best interest of stockholders at this time. This structure promotes active participation of non-employee directors in setting agendas and establishing priorities for our board of directors. While our board of directors believes its current leadership structure is appropriate at this time, it may determine in the future that the positions of Chief Executive Officer and Chairman of the Board should be held by the same individual.

Our board of directors as a whole has oversight responsibility for our risk management process. This risk oversight function is carried out both by our full board of directors and by individual committees that are tasked by our board of directors with oversight of specific risks. The Audit Committee oversees risks associated with financial and accounting matters including compliance with legal and regulatory requirements, and our financial reporting and internal control systems. The Compensation Committee evaluates risks associated with our compensation policies and practices so as not to encourage or reward excessive risk-taking by our executives or employees.

On a regular basis our board of directors receives information and reports from committees, senior management and/or outside counsel and consultants and discusses the identification, assessment, management and mitigation of the risks associated with our strategic and business plans and operations. Our board of directors also holds regular sessions with members of management with the specific purpose of identifying, prioritizing and managing those risks that we believe are material to our operations.

Communications with Board of Directors

Stockholders may communicate with the full board or individual directors by submitting such communications in writing to Liquidmetal Technologies, Inc., Attention: Board of Directors (or the individual director(s)), 30452 Esperanza, Rancho Santa Margarita, California 92688.  Such communications will be delivered directly to the board (or to the individual director(s)).

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2011 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 133,231,414 shares of our common stock, 262,925 shares of our Series A-1 Preferred Stock and 1,062,653 shares of our Series A-2 Preferred Stock, were issued and outstanding as of August 31, 2011.  Unless otherwise indicated, the address of all directors and named executive officers is 30452 Esperanza, Rancho Santa Margarita, California 92688.

	Common Stock			Series A-1 Preferred Stock		Series A-2 Preferred Stock
Name of Beneficial Owner	Number of Shares(1)		Percent of Class(1)	Number of Shares(2)	Percent of Class(2)	Number of Shares(3)	Percent of Class(3)

Directors and Named Executive Officers
Abdi Mahamedi	21,629,615	(4)	14.5%	58,600	22.3%	260,710	24.5%
Thomas Steipp	7,130,688	(5)	5.4%	-	-	-	-
Ricardo Salas	14,262,644	(6)	9.9%	-	-	82,333	7.7%
Mark Hansen	-		-	-	-	-	-
Scott Gillis	11,700	(7)	*	-	-	-	-
Tony Chung	885,103	(8)	*	10,000	3.8%	-	-
All directors and executive officers as a group (6 persons)	43,919,750		27.3%	68,600	26.1%	343,043	32.3%
5% Shareholders
Soo Buchanan	22,743,117	(9)	14.6%	22,890	8.7%	433,195	40.8%
21092 Ashley Lane
Lake Forest, CA 92630
Carlyle Holdings, LLC	15,972,782	(10)	11.1%	48,600	18.5%	144,495	13.6%
2700 Westchester Ave., Suite 303
Purchase, NY 10577
Jack Chitayat	15,387,268	(11)	10.8%	28,928	11.0%	109,528	10.3%
1836 Camino Del Teatro
La Jolla, CA 92037
Silver Lake Group, LLC	6,567,721	(12)	4.7%	-	-	134,930	12.7%
64 Ritz Cove Drive
Monarch Beach, CA 92629
James Kang	9,653,596	(13)	7.1%	60,322	22.9%	-	-
25881 Cedarbluff Terrace
Laguna Hills, CA 92653
Tjoa Thian Song	8,931,200	(14)	6.6%	-	-	-	-
16 Raffles Quay #B1-14A
Hong Leong Building
Singapore
John Kang	7,598,723	(15)	5.6%	47,928	18.2%	617	*
23211 Pradera Road
Coto de Caza, CA 92679
Atlantic Realty Group	7,548,723	(16)	5.5%	-	-	58,108	5.5%
1836 Camino Del Teatro
La Jolla, CA 92037

*Less than One Percent
_______________________________

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, warrants and other securities convertible into common stock, including shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, beneficially owned by such person or entity currently exercisable or exercisable within 60 days of August 31, 2011. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of August 31, 2011, or securities convertible into common stock within 60 days of August 31, 2011 are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or other convertible securities, including shares of Series A-1 Preferred Stock and Series A-1 Preferred Stock, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of beneficial ownership of common stock beneficially owned is based on 133,231,414 shares of common stock outstanding as of August 31, 2011. Each outstanding share of Series A-1 Preferred Stock is presently convertible into 50 shares of common stock. Each outstanding share of Series A-1 Preferred Stock is presently convertible into 22.7 shares of common stock. The shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock stated in these columns assume conversion of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock at these ratios

(2)
Each outstanding share of Series A-1 Preferred Stock is presently convertible into 50 shares of common stock. The shares of Series A-1 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-1 Preferred Stock stated in these columns reflect ownership of shares of Series A-1 Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A-1 Preferred Stock at this ratio.

(3)
Each outstanding share of Series A-2 Preferred Stock is presently convertible into 22.7 shares of common stock. The shares of Series A-2 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-2 Preferred Stock stated in these columns reflect ownership of shares of Series A-2 Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A-2 Preferred Stock at this ratio.

(4)	Includes:

(a)
5,221,025 shares of common stock, 5,037,780 shares issuable pursuant to currently exercisable warrants and 5,713,977 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Carlyle Holdings, LLC.  Mr. Mahamedi has the power to direct the voting and disposition of such shares as the president and a sole shareholder of Carlyle Development Group, Inc, which is a managing member of Carlyle Holdings, LLC;

(b)	1,756,155 shares issuable pursuant to currently exercisable warrants and 3,141,250 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Mr. Mahamedi.

(5)	Includes 6,000,000 shares of restricted stock awards which vest ratably over five years starting with December 15, 2011 and then on August 3, 2012, 2013, 2014 and 2015 held of record by Mr. Steipp.

(6)	Includes:

(a)
3,501,130 shares issuable pursuant to currently exercisable warrants and 3,066,591 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Silver Lake Group, LLC.  Mr. Salas has the power to direct the voting and disposition of such shares as the sole shareholder of Silver Lake Group, LLC.

(b)
3,293,513 shares of common stock, 2,230,206 shares issuable pursuant to currently exercisable warrants and 1,871,205 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Mr. Salas; and

(c)
300,000 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days of August 31, 2011.  Does not include 1,200,000 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of August 31, 2011.

(7)	Includes 4,700 shares held of record by Mr. Gillis, his child and spouse. Mr. Gillis continues to beneficially own all such shares.

(8)	Includes:

(a)	255,103 shares issuable pursuant to currently exercisable warrants and 500,000 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Mr. Chung;

(b)	130,000 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days of August 31, 2011.

(9)	Includes 11,753,276 shares issuable pursuant to currently exercisable warrants and 10,989,841 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Ms. Buchanan.

(10)
Includes 5,221,025 shares of common stock, 5,037,780 shares issuable pursuant to currently exercisable warrants and 5,713,977 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Carlyle Holdings, LLC.

(11)	Includes:

(a)
3,873,325 shares of common stock, 1,320,636 shares issuable pursuant to currently exercisable warrants and 2,354,762 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Atlantic Realty Group, Inc.  Mr. Chitayat has the power to direct the voting and disposition of such shares as the president and a sole shareholder of Atlantic Realty Group, Inc.;

(b)	1,929,219 shares issuable pursuant to currently exercisable warrants and 2,615,036 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Mr. Chitayat;

(c)	91,792 shares held of record by a trust established by Mr. Chitayat for his minor children. Mr. Chitayat continues to beneficially own all such shares; and

(d)	750,000 shares issuable pursuant to outstanding stock options that are exercisable currently.

(12)
Includes 3,501,130 shares issuable pursuant to currently exercisable warrants and 3,066,591 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Silver Lake Group, LLC.

(13)	Includes:

(a)	4,144,570 shares issuable pursuant to currently exercisable warrants and 3,016,100 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Mr. Kang; and

(b)	969 shares held by Mr. Kang’s minor children. Mr. Kang continues to beneficially own all such shares.

(14)	Includes:

(a)	1,530,613 shares issuable pursuant to currently exercisable warrants held of record by Mr. Song; and

(b)	3,874,585 of these shares are held of record by a revocable grantor trust established by Mr. Song for himself and his family members. Mr. Song continues to beneficially own all such shares.

(15)	Includes:

(a)	526,216 shares issuable pursuant to currently exercisable warrants and 2,410,423 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Mr. Kang;

(b)	450,000 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days of August 31, 2011; and

(c)	246,400 shares held by Mr. Kang’s minor children.

(16)
Includes 3,873,325 shares of common stock, 2,354,762 shares issuable pursuant to currently exercisable warrants and 1,320,636 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Atlantic Realty Group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended December 31, 2010, our officers, directors, and greater than 10% stockholders filed with the Securities and Exchange Commission (the "Commission") all reports required by Section 16(a) of the Securities Exchange Act of 1934, except as follows: (1) Abdi Mahamedi filed a late Form 3 on September 28, 2010 that was due in May 2009; (2) Robert Biehl filed a late Form 4 in September 2010 for a transaction in May 2009; (3) Tony Chung filed a late Form 4 on September 28, 2010 for a transaction in May 2009; (4) Ricardo Salas filed a late Form 3 on September 7, 2010  that was due in May 2009. We have relied solely upon the written representations of our officers, directors, and greater than 10% stockholders and copies of the reports they have filed with the Commission in providing this information.

EXECUTIVE OFFICERS

Set forth below is a table identifying our executive officers who are not identified under “PROPOSAL 1: ELECTION OF DIRECTORS.”

Name	Age	Position

Tony Chung	41	Chief Financial Officer

Tony Chung was elected by our board of directors to serve as our Chief Financial Officer in December 2008 Most recently, Mr. Chung served as Chief Financial Officer at BETEK Corporation, a real estate and investment subsidiary of SK Engineering and Construction from February 2008 to December 2008 and as Chief Financial Officer of Solarcity, a company providing advanced solar technology and installation services, from March 2007 to January 2008.  Mr. Chung’s primary role was to manage the overall financial operations of both companies.  Previously, Mr. Chung was employed by us as our Vice President of Finance from May 2004 to February 2007. Mr. Chung is a Certified Public Accountant and served eight years at KPMG as an Audit and Consulting Manager for several large multinational companies.  He received his B.S. degree in Business Administration from University of California Berkeley’s Haas School of Business in 1992.  Mr. Chung is also an Attorney at Law and received his J. D. degree from Pacific Coast University School of Law in 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion and analysis focuses on the information contained in the compensation tables and related footnotes and narratives included below for primarily the last completed fiscal year, but we also describe certain compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure for the last completed fiscal year.

The compensation committee currently oversees the design and administration of our executive compensation program. The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and/or restricted stock, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites consist of reimbursement for certain automobile payments and health insurance benefits. Our philosophy is to position the aggregate value of these elements at a level that is commensurate with our size and sustained performance.

Compensation Program Objectives and Philosophy

The objectives of our executive compensation program are to:

•	attract, motivate and retain talented and dedicated executive officers;

•	provide our named executive officers with both cash and equity incentives to further our interests and the interests of our stockholders; and

•	provide our named executive officers with long-term incentives so we can retain them and provide stability during our growth stage.

Generally, the compensation of our named executive officers is comprised of a base salary, an annual incentive compensation award and equity awards in the form of stock options and/or restricted stock. In setting base salaries for 2010, the compensation committee reviewed the individual contributions of the particular executive during 2009. The management incentive program for 2010 provides for annual cash-based incentive awards determined by the compensation committee based on company performance. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

For each of our named executive officers, the compensation committee reviews and approves all elements of compensation taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as past compensation practices.

We have designed our annual management incentive program so that incentive awards paid thereunder will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code).

Base Salaries

We provide the opportunity for each of our named executive officers to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for our executive officer positions, and to provide a base wage that is not subject to variability based solely on our performance. We review base salaries for our named executive officers annually in January and increases are based on our performance and individual performance. The salary of our principal executive officer is set by our compensation committee.

Cash Incentives

From time to time, we provide the opportunity for our named executive officers to earn annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for our executive officer positions and to motivate executives to achieve our annual business goals. We would normally review annual cash incentive awards for our named executive officers in March to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year.

Annual cash incentive awards are subject to the compensation committee’s negative discretion and may take into account corporate performance measures, including, but not limited to, revenues, earnings before interest, taxes, depreciation and amortization (or EBITDA) and net income. The compensation committee establishes award criteria, generally, as a percentage of annual growth.

For the year ended December 31, 2010, there were no such awards available for or paid to our named executive officers.

Equity-Based Compensation

Our equity-based awards to our named executive officers consist principally of stock options or restricted stock granted from time to time under our 2002 Equity Incentive Plan and our 1996 Stock Option Plan.  Stock option and restricted stock grants are based on various factors, including each executive officer’s position, responsibility and tenure, each executive officer’s ability to contribute to our future success, and the other elements of such executive officer’s compensation. Generally, we use equity-based compensation to better align the interests of our executive officers with those of our stockholders.

For our named executive officers, our stock option and restricted stock program is based on grants that are individually negotiated in connection with employment agreements and other grants to our executives.  On August 5, 2010, under the terms of Mr. Steipp’s employment agreement, we granted Mr. Steipp an award of 6,000,000 shares of restricted stock.  These shares vest in 20% annual increments beginning on August 5, 2011.  We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives and result in less immediate dilution of existing stockholders’ interests.  During 2010, all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates.

We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock options have a 10-year contractual exercise term (or 5-year contractual term if the optionee owns more than 10% of voting power of the company). In general, the option and restricted stock grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Option Exercise Term

Termination by Us Reason Other than Cause, Disability or Death	Forfeit Unvested (1)	3 months from Date of Termination (1)

Disability or Death	Forfeit Unvested	12 months from Date of Termination

Termination for Cause	Forfeit Vested and Unvested	--

Other Termination	Forfeit Unvested	90 days from Date of Termination

Change in Control	Accelerated (2)	Accelerated (2)
___________

(1) Options granted under the 2002 Non-employee Director Option Plan will continue to vest and be exercisable for 12 months following termination.

(2) The Board of Directors may, at its discretion, amend vesting rights or grant additional shares in case of mergers or reorganizations for anti-dilution purposes.

The vesting of Mr. Steipp’s restricted stock award may be accelerated pursuant to the terms of his employment agreement in certain termination and/or change in control events. These terms are more fully described in “—Employment Agreements.”

Executive Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites (consisting of reimbursement for certain automobile payments) and general health and welfare benefits. We also offer participation in our defined contribution 401(k) savings plan. We do not match employee contributions under our 401(k) plan. Participation in general health and welfare benefits and the 401(k) plan are voluntary and are available to all eligible employees of the company.  We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent.

Tabular Disclosure

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers of the company during the years ended December 31, 2010 and 2009, to the extent applicable: (1) Thomas Steipp, our current President and Chief Executive Officer; (2) Tony Chung, our Chief Financial Officer; and (3) Ricardo Salas, our Executive Vice President.  We also provide information regarding compensation earned by or paid or awarded to Larry Buffington, our former President and Chief Executive Officer (Mr. Buffington ceased serving as our Chief Executive Officer in August 2010).  Collectively, these four persons are referred to as our named executive officers.

2010 Summary Compensation Table

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary earned during the years ended December 31, 2010 and 2009 (as applicable); (ii) the aggregate grant date fair value of stock awards and option awards granted during those years, computed in accordance with Financial Accounting Standards Board (or FASB) Accounting Standards Codification (ASC) Topic 718;  (iii) all other compensation for those years; and (iv) the dollar value of total compensation for those years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Com- pensation ($)(2)	Total ($)
Thomas Steipp, President and Chief Executive Officer	2010	$120,577	--	$1,560,000	--	--	--	--	$1,680,577
Tony Chung,	2010	$160,000	--	--	$10,423	--	--	--	$170,423
Chief Financial Officer	2009	$160,000	--	--	--	--	--	--	$160,000
Ricardo Salas	2010	$240,000	--	--	$62,532	--	--	--	$302,532
Executive Vice President	2009	$240,000	--	--	--	--	--	--	$240,000
Larry	2010	$250,000	--	--	$12,203_	--	--	$9,600	$271,803
Buffington, Former Chief Executive Officer	2009	$250,000	--	--	--	--	--	$11,436	$261,436
___________

(1)
The amounts in these columns reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock option awards and restricted stock awards granted during the reported years. Assumptions used in the calculation of these amounts are included in Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010.

(2)	The amounts in this column reflect automobile lease payments and use of a company car.

Mr. Steipp’s 2010 award of 6,000,000 shares of restricted stock vests in 20% annual increments beginning on August 5, 2011.  On July 12, 2010, Mr. Chung was granted a stock option award covering 250,000 shares, Mr. Salas was granted a stock option award covering 1,500,000 shares and Mr. Buffington was granted a stock option award covering 250,000 shares.  These stock option awards vest in 20% annual increments beginning on July 12, 2011 and the exercise price for these stock option awards is $0.10 per share.  For a description of the material terms of the employment agreement with our principal executive officer and the employment agreement with our former principal executive officer, see “—Employment Agreements” below.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information on outstanding option awards and stock awards held by the named executive officers at December 31, 2010, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Thomas	--	--		--	--	--	6,000,000	$2,820,000	--	--
Steipp

Tony	80,000	120,000	(3)	--	$0.07	11/30/2018	--	--	--	--
Chung	--	250,000	(4)	--	$0.12	07/11/2020	--	--	--	--

Ricardo	--	1,500,000	(4)	--	$0.12	07/11/2020	--	--	--	--
Salas

Larry	300,000	200,000	(5)	--	$0.77	09/19/2017	--	--	--	--
Buffington	--	250,000	(4)	--	$0.12	07/11/2020	--	--	--	--

(1)
Reflects the award of 6,000,000 shares of restricted stock to Mr. Steipp under the terms of his employment agreement on August 5, 2010.  These shares vest in 20% annual increments beginning on August 5, 2011.

(2)	This market value is calculated using $0.47 per share, which was the last reported sales price of our common stock on the OTC Bulletin Board at the end of 2010.
(3)	The shares underlying this option vest 20% per year starting with the vesting commencement date on December 1, 2009.
(4)	The shares underlying this option vest 20% per year starting with the vesting commencement date on July 12, 2011.
(5)	The shares underlying this option vest 20% per year starting with the vesting commencement date on September 20, 2008.

Option Exercises and Stock Vested

There were no exercises of stock options and no vesting of restricted stock during 2010.

Employment Agreements

During 2010, we were a party to an employment agreement with each of Mr. Steipp and Mr. Buffington, which agreements are described below:

Thomas Steipp, who was elected as Chief Executive Officer on August 5, 2010, receives a base salary of $300,000 plus discretionary bonus under a five-year employment agreement (no discretionary bonus was paid to Mr. Steipp for 2010).  The employment agreement provides that we can terminate Mr. Steipp’s employment at any time and for any reason, provided that if his employment is terminated without “Cause” (as specifically defined in the agreement), then he will continue to be entitled to his base salary and health and welfare benefits for a period of twelve months after termination.  In the event that Mr. Steipp terminates his own employment within thirty days after a change in control of the company, we will be obligated to pay him a lump-sum severance payment equal to his base salary for the remainder of the five-year term.  The employment agreement provides that Mr. Steipp will not be entitled to any severance compensation if he voluntarily leaves the employment of the company or is terminated for “Cause.”  In addition, Mr. Steipp was also granted an aggregate of 6,000,000 restricted shares of the company’s common stock, which stock will vest in increments of 1,200,000 shares each on each anniversary of his employment with the company.  In the event that Mr. Steipp ceases to be employed by us prior to the fifth anniversary of his employment, he will forfeit any unvested shares unless he is terminated without “Cause” or unless he terminates his own employment within thirty days after a change in control of the company.

Larry Buffington, who was elected as Chief Executive Officer on October 8, 2006, received an initial base salary of $200,000 for serving as President and Chief Executive Officer of our company.  Effective January 1, 2007, the Compensation Committee approved an increase in the base salary to $250,000.  On July 24, 2007, we transferred substantially all of the assets of our Liquidmetal alloy industrial coatings business to a newly formed, newly capitalized majority-owned subsidiary named Liquidmetal Coatings, LLC (or LMC), and LMC assumed substantially all of the liabilities of the coatings business.  In conjunction to the transfer, LMC entered into an employment agreement with Mr. Buffington as its President and Chief Executive Officer.  The employment agreement with LMC has an initial 5-year term, provides for an annual base salary of $250,000 per year with an opportunity for an annual performance bonus of up to 50% of Mr. Buffington’s salary based on meeting certain target goals.  In addition, Mr. Buffington has a 2.47% ownership in LMC which vests evenly over five years.  Mr. Buffington’s employment will terminate upon the earlier of his death, resignation, disability, or termination by the board of directors for any reason, provided that if his employment is terminated without cause, he will continue to receive his base salary (as then in effect) through the later of one year after the date of the termination or the end of the initial term.  He will also forfeit the unvested portion of his interest in LMC if he terminates prior to the completion of his five years of employment with LMC.  On August 5, 2010, Mr. Buffington ceased to serve as our President and Chief Executive Officer, although Mr. Buffington continues to serve as the Chief Executive Officer of LMC.

For information about the post-termination and change in control provisions that apply with respect to option and restricted stock grants, see “Compensation Discussion and Analysis—Equity-Based Compensation” above.

401(k) Savings Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers all of our employees. Pursuant to our 401(k) plan, participants may elect to reduce their current compensation, on a pre-tax basis, by up to 15% of their taxable compensation or of the statutorily prescribed annual limit, whichever is lower, and have the amount of the reduction contributed to the 401(k) plan. The 401(k) plan permits us, in our sole discretion, to make additional employer contributions to the 401(k) plan. However, we do not currently make employer contributions to the 401(k) plan and may not do so in the future. As such, contributions by employees or by us to the 401(k) plan, and the income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and we can deduct our contributions, if any, at the time they are made.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Director Compensation

The following table sets forth information regarding the compensation received by each of our non-employee directors serving during the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Iraj Azarm(1)	$10,000	(2)	--	--	--	--	--		$10,000
Robert Biehl(1)	$55,000	(2)	--	--	--	--	$42,000	(5)	$97,000
John Kang(1)	--		--	--	--	--	--		--
Abdi Mahamedi	$285,000	(3)	--	--	--	--	--		$285,000
William Scott, Jr.(1)	--		--	--	--	--	--		--
Martin Weinstein(1)	$10,000	(2)	--	--	--	--	--		$10,000
Daniel Young(1)	--		--	--	--	--	--		--
_________

(1)
Mr. Kang resigned as a director on March 3, 2010.  Mr. Scott resigned as a director on March 17, 2010.  Mr. Azarm and Mr. Weinstein resigned as directors on October 8, 2010.  Mr. Young resigned as a director on January 31, 2011.  Mr. Biehl resigned as a director on August 3, 2011.

(2)
Director fees of $10,000 were earned in cash by each of these directors, but the compensation was received in the form of 71,428 shares of our common stock in lieu of cash.  Mr. Biehl was entitled to an additional $45,000 in fees earned in cash for his service as chairman of our audit committee and compensation committee, but the additional compensation was received in the form of 321,429 shares of our common stock in lieu of cash.

(3)
Mr. Mahamedi earned $10,000 of his director fees in cash, but this compensation was received in the form of 71,428 shares of our common stock in lieu of cash.  $250,000 was also paid as a one-time additional director fee for to Mr. Mahamedi as our Chairman of the board for the unforeseeable significant time and services expended by Mr. Mahamedi on company business.

(4)
At the end of 2010, none of our non-employee directors held any unvested stock awards.  At the end of 2010, Mr. Biehl held 20,000 unexercised option awards and Mr. Kang held 200,000 unexercised option awards.

(5)
Represents fees earned in cash by Mr. Biehl in connection with leadership consulting services performed for our executive management.  These fees were paid in the form of 300,000 shares of our common stock in lieu of cash.

During 2010, our non-employee directors were entitled to receive $10,000 for their services and were reimbursed for expenses incurred in attending board and committee meetings, as determined by the board of directors.  Our Chairman of the board was entitled to receive $25,000 for his service to our board (for 2010, he instead received his additional director fee of $250,000); our audit committee chair (Mr. Biehl) was entitled to receive $35,000 for his service to our board; and our compensation committee chair (Mr. Biehl) was entitled to receive $10,000 for his service to our board.

We also have a 2002 Non-Employee Director Stock Option Plan pursuant to which our non-employee directors are entitled to receive stock options.  All options granted under the plan have an exercise price equal to the fair market value of our common stock on the date of the grant.  These stock options have a 10-year term, vest, and are exercisable pursuant to an equal 5-year vesting schedule, and remain exercisable for certain periods of time after a person is no longer a director.  There were no such stock option grants during 2010.

No director who is an employee receives separate compensation for services rendered as a director.  However, our employee directors are eligible to participate in our 2002 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

During 2009, John Kang, our former Chairman, advanced to us $0.3 million to fund working capital needs.  On August 5, 2010, we paid Mr. Kang $0.1 million, which represented the total amount outstanding as well as 10% accrued interest as of that date.  There were no capital advances outstanding from Mr. Kang as of December 31, 2010.

On August 1, 2010, we entered into an agreement with Mr. Kang to provide consulting services to us through December 31, 2011 and on a month-to-month basis thereafter.  During the year ended December 31, 2010, we paid $0.1 million for his services.  We terminated this agreement as of July 31, 2011, but payments of $20,000 per month shall continue through the notice period which ends on October 31, 2011. We paid Mr. Kang $168,000 for his services for the eight months ended August 30, 2011.

On October 14, 2010, we signed an agreement with Innovative Materials Group, Inc. (“IMG”), a Chinese Corporation which is majority owned by Mr. Kang.  Under the agreement, we received a deposit of $0.5 million from IMG to purchase on behalf of IMG, machinery and equipment located in China and in turn, transfer the machinery and equipment to IMG.

On August 5, 2011 we signed a Stock Purchase Agreement (the “Stock Purchase Agreement”) with IMG to sell all of the stock of Advanced Metals Materials for $0.7 million (the “Purchase Price”) where IMG will apply to the payment of the Purchase Price the $0.5 million deposit previously paid to us and the $0.2 million balance of the Purchase Price will be paid in the form of a Promissory Note due August 5, 2012, bearing an interest rate of 8% per annum.  Interest shall accrue and be paid at maturity along with the principal balance.

In conjunction with the Stock Purchase Agreement, we also entered into a License Agreement (the “License Agreement”) with IMG to license certain patents and technical information for the limited purpose of manufacturing certain licensed products with our existing first generation, die cast machines, as defined by the License Agreement (the “Licensed Products”).  The license agreement grants a non-exclusive license to certain product categories listed in the License Agreement, as well as an exclusive license to specific types of consumer eyewear products.  The License Agreement obligates IMG to pay us a running royalty based on its sales of Licensed Products, and the license will expire on August 5, 2021.

In March 2011, we paid $0.1 million in advance legal fees to defend Mr. Kang, as the Representative Director of our Korean subsidiary, against allegations relating to our Korean subsidiary’s involvement in customs reporting violations in South Korea.

During each of the years ended December 31, 2010 and 2009, Ricardo Salas, our Director and Executive Vice President, advanced us $0.2 million to meet working capital needs, which were included in short-term debt.  On August 5, 2010, we paid Mr. Salas $0.4 million which represented the total amount outstanding as well as 10% accrued interest as of that date. As of December 31, 2010 and 2009, Mr. Salas held $0 and $0.3 million, respectively, of our unsecured subordinated notes.  There were no capital advances outstanding from Mr. Salas as of December 31, 2010.

In October 2009, Thomas Steipp, our President and Chief Executive Officer, Tony Chung, our Chief Financial Officer, Mr. Salas and Mr. Kang acquired a total of 100,000 shares of the Company’s Series A-1 Preferred Stock and 2,500,000 warrants to purchase 2,500,000 shares of the Company’s common stock for an aggregate cash price of $495,000.  The Series A-1 Preferred Stock is convertible into the Company’s common stock at a conversion price of $0.10 per common share.  Furthermore, the warrants can be exercised for shares of the Company’s common stock at an exercise price of $0.49 per share and will expire on July 31, 2015. On April 21, 2011, Mr. Steipp converted his 20,000 shares of Series A-1 Preferred Stock into a total of 1,130,688 shares of the Company’s common stock, including dividends received in the form of common stock.

In May 2009, we completed a transaction in which (i) the holders of our 8% Convertible Subordinated Notes exchanged such notes for a combination of new 8% Senior Secured Convertible Notes and shares of a new series of convertible preferred stock designated “Series A-2 Preferred Stock”, together with warrants thereon, and (ii) certain investors purchased, for an aggregate purchase price of $2,500,000, shares of a new series of convertible preferred stock designated as “Series A-1 Preferred Stock.”   The lead investors in this transaction were Carlyle Liquid, LLC and Carlyle Liquid Holdings, LLC, which were organized by Abdi Mahamedi.  Mr. Mahamedi became a director and greater-than-5% beneficial owner of our Company by reason of the May 2009 transaction.  Mr. Salas and Mr. Kang are the Managing Partners for Carlyle Liquid Holdings, LLC and have voting and investment control over the shares held by Carlyle Liquid Holdings, LLC.  Mr. Jack Chitayat, a former member of our board of directors, is the Managing Partner for Carlyle Liquid LLC and has sole voting and investment control over the shares held by Carlyle Liquid, LLC.  Additionally, Robert Biehl, a former member of our board of directors, is a passive investor in Carlyle Liquid Holdings, LLC.

During the years ended December, 31, 2010 and 2009, Mr. Biehl provided leadership consulting services to executive management of our Company.  In August 2010, we issued 300,000 shares of our stock in lieu of $42,000 of consulting services provided by Mr. Biehl during 2010.  There have been no consulting services provided to us by Mr. Biehl during 2011.

During the year ended December 31, 2010, Mr. Mahamedi and Carlyle Liquid Holdings, LLC advanced us $30,000 and $0.1 million, respectively, to fund our working capital needs.  On August 5, 2010, we paid off $31,000 and $0.1 million to Mr. Mahamedi and Carlyle Liquid Holdings, LLC, respectively, representing the total amounts outstanding, and 10% accrued interest of that date.  There were no capital advances outstanding from Mr. Mahamedi and Carlyle Liquid Holdings, LLC as of December 31, 2010.

We have an exclusive license agreement with LLPG, Inc. (“LLPG”), a corporation headed by Mr. Chitayat.  Under the terms of the agreement, LLPG has the right to commercialize Liquidmetal alloys, particularly precious-metal based compositions, in jewelry and high-end luxury product markets.  We, in turn, will receive royalty payments over the life of the contract on all of our products produced and sold by LLPG. There were no revenues recognized from product sales and licensing fees during the year ended December 31, 2010.  There are no outstanding trade receivables due from LLPG as of December 31, 2010.

On August 6, 2010, we paid $0.4 million to LLPG as a fee related to a modification of its existing exclusive license agreement in connection with our licensing agreement with Apple Inc.  In March 2009, we entered into a license agreement with Swatch Group, Ltd. (“Swatch”) under which Swatch was granted a perpetual non-exclusive license to our technology to produce and market watches and certain other luxury products.  In March 2011, this license agreement was amended to grant Swatch exclusive rights as to watches, and our license agreement with LLPG was simultaneously amended to exclude watches from LLPG’s right.

On June 1, 2007, we entered into a transaction with Grace Metal (currently Liquidmetal Korea Co., Ltd. “LMK”), under which (i) LMK agreed to purchase certain equipments (including die casting machines and vacuum induction melters) used in our bulk amorphous alloy business segment for $2.0 million and (ii) we granted LMK a 10-year exclusive license to manufacture products made from bulk Liquidmetal alloys for customers whose principal headquarters or whose major operations are located in South Korea.  LMK was formed by an investor group that includes our former director and officer, James Kang, who is also the brother of John Kang, our former Chairman.

In consideration of the license agreement with LMK, we will be entitled to royalty of 10% of LMK’s net sales of licensed products (unless LMK’s margin on the products falls below specified levels, in which case a new royalty will be negotiated in good faith).  Effective June 1, 2008, the royalty rate was adjusted to 5% and on June 15, 2010, the licensing agreement with LMK was terminated.  There were no royalty revenue recognize during the year ended December 31, 2010.

We purchased production supplies from LMK and outsourced production of certain bulk alloy production with LMK. In June 2008, we began sharing the use of our manufacturing facility and production equipment in Pyongtaek, South Korea, with LMK as we began significant outsourcing of our bulk alloy parts production.  There were no expenses incurred for purchase of production supplies and outsourcing during the year ended December 31, 2010.  There were no trade payables due to LMK outstanding as of December 31, 2010.  There were no revenue recognized from sales of raw materials and royalties during the year ended December 31, 2010.  There were no trade receivables due from LMK outstanding as of December 31, 2010.

We believe that each of the foregoing transactions was consummated on terms at least as favorable to us as we would expect to negotiate with unrelated third parties.

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved or ratified by our Audit Committee.  Our Audit Committee has not adopted specific procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case by case basis.  Our policy is to require that all compensation-related matters be recommended for board approval by our Compensation Committee.  During the last fiscal year, no transactions with a related party have occurred that required a waiver of this policy nor have any transactions with a related party occurred in which we did not follow this policy.

INDEPENDENT PUBLIC ACCOUNTANTS

Choi, Kim & Park, LLP (“CKP”) served as our independent public accountants during the year ended December 31, 2010.  In addition, CKP has been selected to serve as our independent public accountants for the 2011 fiscal year.  We expect that representatives of CKP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

CKP Fees for 2009 and 2010:

The following table summarizes the aggregate fees billed to us by Choi, Kim & Park, LLP for professional services during the years ended December 31, 2010 and December 31, 2009:

Fees	2009	2010

Audit Fees (1)	$188,000	$207,206

(1) Audit Fees.

Fees for audit services billed in 2010 consisted of:
•	Audit of the Company’s financial statements for 2009; and
•	Review of the Company’s quarterly financial statements for 2010;

Fees for audit services billed in 2009 consisted of:
•	Audit of the Company’s financial statements for 2008;
•	Review of the Company’s quarterly financial statements for 2009;

Audit Committee Pre-Approval Policies

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent public accountants on a case-by-case basis.  Our Audit Committee approved 100% of the services performed by CKP in 2009 and 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

(1)	reviewed and discussed the Company’s audited financial statements with management;

(2)	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

(3)
received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions described above, the then existing Audit Committee recommended to the board of directors in March 2011 that the audited financial statements be included in our Annual Report on Form 10-K/A for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Scott Gillis, Chairman
Mark Hansen

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Procedure for Submitting Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2012 annual meeting of stockholders. To be eligible for inclusion in our 2012 proxy statement, your proposal must be received by us no later than June 28, 2012, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Securities Exchange Act of 1934, including Rule 14a-8.

Proposals pursuant to our bylaws.  With respect to stockholder proposals for our 2012 annual meeting, our bylaws provide certain requirements for advance notification by stockholders. In order to be timely, a stockholder’s written notice must be delivered to or mailed and received by our Secretary at 30452 Esperanza, Rancho Santa Margarita, California 92688 not less than 120 days prior to the date of the meeting. Any such notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our company’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the company which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

OTHER MATTERS

Householding of Proxy Materials

Pursuant to, and in accordance with, the rules of the Securities and Exchange Commission, where allowed, we are delivering only one copy of this proxy statement and our annual report to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and our annual report to any stockholder at a shared address to which a single copy of the document was delivered.  If you are a stockholder residing at a shared address and would like to request an additional copy of this proxy statement or our annual report now or with respect to future mailings (or to request to receive only one copy of this proxy statement and our annual report if you are currently receiving multiple copies), then please call or write Liquidmetal Technologies, Inc., Attention: Investor Relations at 30452 Esperanza, Rancho Santa Margarita, California  92688; telephone number (949) 635-2120.

Additional Matters at Annual Meeting

If any other matters properly come before the annual meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them. The board of directors is not aware of any such other matters that may come before the annual meeting.

By Order of the Board of Directors,

/s/ Thomas Steipp

Thomas Steipp
President and Chief Executive Officer

September 21, 2011

LIQUIDMETAL TECHNOLOGIES, INC.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ATTN: OTIS BUCHANAN
30452 ESPERANZA RANCHO SANTA MARGARITA, CA 92688
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M38523-P16358	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LIQUIDMETAL TECHNOLOGIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors

Nominees:

01) Ricardo Salas
02) Scott Gillis
03) Thomas Steipp

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M38524-P16358

LIQUIDMETAL TECHNOLOGIES, INC.
Annual Meeting of Stockholders
November 2, 2011 9:00 AM
  This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas Steipp and Tony Chung, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common/Preferred stock of LIQUIDMETAL TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, PDT on November 2, 2011, at the Ayres Hotel & Spa 28951 Los Alisos Blvd. Mission Viejo, CA 92692, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

LIQUIDMETAL TECHNOLOGIES, INC.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ATTN: OTIS BUCHANAN
30452 ESPERANZA RANCHO SANTA MARGARITA, CA 92688
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M38525-P16358	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LIQUIDMETAL TECHNOLOGIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors

Nominees:

01) Abdi Mahamedi
02) Mark Hansen
03) Thomas Steipp

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M38526-P16358

LIQUIDMETAL TECHNOLOGIES, INC.
Annual Meeting of Stockholders
November 2, 2011 9:00 AM
  This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas Steipp and Tony Chung, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common/Preferred stock of LIQUIDMETAL TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, PDT on November 2, 2011, at the Ayres Hotel & Spa 28951 Los Alisos Blvd. Mission Viejo, CA 92692, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side